                               PRICING SUPPLEMENT

                                                     Registration No. 333-108272
                                                Filed Pursuant to Rule 424(b)(2)

                           UNITED PARCEL SERVICE, INC.

                                    UPS NOTES


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Pricing Supplement No. 22                                   Trade Date: 02/23/04
(To Prospectus dated September 8, 2003 and                  Issue Date: 02/26/04
Prospectus Supplement dated September 12, 2003)

The date of this Pricing Supplement is February 24, 2004




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
         CUSIP
           or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UHF4              $1,061,000.00              4.80%                 02/15/19                 100%


    Interest Payment
       Frequency                                                                Dates and terms of redemption
      (begin date)          Survivor's Option     Subject to Redemption       (including the redemption price)
    ----------------        -----------------    ------------------------      --------------------------------
     semi-annually                 Yes                      Yes                            100% 02/15/05
       (08/15/04)                                                                  semi-annually thereafter
                              Discounts and
    Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
    ---------------            -----------            -----------                ------              -----------
     $1,039,780.00             $21,220.00                $3.50             ABN AMRO Financial
                                                                             Services, Inc.

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